U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013 (January 11, 2013)

Ace Marketing & Promotions, Inc.

(Exact name of registrant as specified in its charter)

New York	000-51160	11-3427886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities

On November 27, 2012, the Company engaged Legend Securities, Inc. to act as Placement Agent. Since the commencement of the offering through today’s date, the Company received gross proceeds of $900,000 and an additional $50,000 is expected to clear later this week for an aggregate total of $950,000. In connection with this offering, the Company will issue to Legend’s investors a total of approximately 3,166,670 shares of common stock. For every two shares invested, the investor will receive a warrant to purchase one share of common stock, exercisable at $.50 per share through December 15, 2017. In addition to cash compensation, Legend received warrants to purchase 15% of the number of shares sold in the offering. The Placement Agent warrants are identical to the warrants sold to investors in the offering. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended. Immediately prior to the commencement of the aforementioned offering, four (4) current stockholders of the Company invested $301,000 into the Company and received the same terms as those offered to the Legend Securities investors. As a result of these offers, the Company received gross proceeds of $1,251,000 to improve its financial condition and for use as general working capital with an emphasis on its Proximity Marketing business.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACE MARKETING & PROMOTIONS, INC.

Dated: January 22, 2013	By:	/s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Officer